Exhibit 99.1

NEWS RELEASE

For Immediate Release	For More Information Contact:
Barron Beneski (703) 406-5528
Public and Investor Relations
beneski.barron@orbital.com
ORBITAL REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS
— Revenues Increase 15%, Operating Income Rises 27%, EPS Up 87% —
— Company Completes Sale of TMS Business Unit in Second Quarter —
(Dulles, VA 17 July 2008) – Orbital Sciences Corporation (NYSE: ORB) today announced its financial results for the second quarter of 2008. Orbital’s second quarter revenues increased 15% to $301.2 million in 2008, compared to $261.2 million in 2007. The company’s second quarter operating income rose 27% to $26.5 million in 2008, as compared to $20.9 million in 2007. Adjusted income from continuing operations* was $21.4 million, or $0.35 adjusted diluted earnings per share*, in the second quarter of 2008, compared to income from continuing operations of $13.5 million, or $0.22 diluted earnings per share, in the second quarter of 2007. Orbital reported second quarter 2008 free cash flow* of $13.3 million compared to free cash flow of $17.3 million in the second quarter of 2007.
Commenting on Orbital’s second quarter results, Mr. David W. Thompson, Chairman and Chief Executive Officer, said, “Orbital continued its strong financial performance through the second quarter of 2008. The company’s advanced space programs and launch vehicles segments led the way in revenue gains this quarter, while our launch vehicles and satellites and space systems segments both recorded profit margin increases.” Mr. Thompson added, “We were also pleased to announce during the second quarter the successful completion of the sale of our transportation management systems business, resulting in net cash proceeds to the company of about $40 million.”
For the first half of 2008, Orbital reported revenues of $584.8 million, up 22% as compared to $479.2 million in the first half of 2007. The company’s operating income for the first half of 2008 was $46.5 million, up 24% compared to $37.4 million in 2007. Adjusted income from continuing operations for the first half of 2008 was $34.1 million, or $0.57 adjusted diluted earnings per share, compared to income from continuing operations of $24.3 million, or $0.40 diluted earnings per

*	“Adjusted income from continuing operations,” “adjusted diluted earnings per share from continuing operations” and “free cash flow” are non-GAAP financial measures discussed in this release. For additional details, please refer to the sections of this press release entitled “Cash Flow and Balance Sheet” and “Disclosure of Non-GAAP Financial Measures.”
—more—
Orbital Sciences Corporation s 21839 Atlantic Blvd., Dulles, VA 20166 s 703-406-5000

Orbital Reports Second Quarter 2008 Financial Results

share, in the first half of 2007. Orbital generated $31.1 million of free cash flow in the first half of 2008, compared to $21.2 million during the same period in 2007.
The company also announced that, during the second quarter, the U.S. Department of Justice closed its criminal investigation initiated in 2005 into suspected violations of Government contracting laws in connection with certain U.S. Government launch vehicle programs without any charges or other actions against the company or its directors and employees. A related civil lawsuit was also dismissed.
Financial Highlights
During the second quarter of 2008, the company completed the sale of its Transportation Management Systems (TMS) business unit. The gain on the sale of TMS as well as the income from TMS’ operations for all periods are reported as discontinued operations.
Summary financial results for the second quarter were as follows (in millions, except per share data):

	Second Quarter
	2008		2007
Revenues	$301.2		$261.2
Operating Income	26.5		20.9
Income from Continuing Operations	10.8		13.5
Adjusted Income from Continuing Operations	21.4	(1)	n/a
Gain on Sale of TMS and Income from Discontinued Operations	15.0	(2)	0.3
Net Income	25.8		13.8
Diluted Earnings per Share:
Continuing Operations	$0.18		$0.22
Adjusted Continuing Operations	0.35	(1)	n/a
Gain on Sale of TMS and Income from Discontinued Operations	0.25	(2)	0.01
Net Income	0.43		0.23

(1)	Adjusted to exclude a $10.6 million investment impairment charge in the second quarter of 2008.

(2)	Includes a $14.8 million after-tax gain, or $0.24 diluted earnings per share, on the sale of the TMS business unit.
—more—

Orbital Reports Second Quarter 2008 Financial Results

Summary financial results for the first six months were as follows (in millions, except per share data):

	First Six Months
	2008		2007
Revenues	$584.8		$479.2
Operating Income	46.5		37.4
Income from Continuing Operations	23.5		24.3
Adjusted Income from Continuing Operations	34.1	(1)	n/a
Gain on Sale of TMS and Income from Discontinued Operations	15.9	(2)	1.0
Net Income	39.4		25.3
Diluted Earnings per Share:
Continuing Operations	$0.39		$0.40
Adjusted Continuing Operations	0.57	(1)	n/a
Gain on Sale of TMS and Income from Discontinued Operations	0.26	(2)	0.01
Net Income	0.65		0.41

(1)	Adjusted to exclude a $10.6 million investment impairment charge in the second quarter of 2008.

(2)	Includes a $14.8 million after-tax gain, or $0.25 diluted earnings per share, on the sale of the TMS business unit.
Revenues
Revenues by segment for the second quarter were as follows (in millions):

	Second Quarter
	2008	2007
Launch Vehicles	$115.0	$102.2
Satellites and Space Systems	108.1	118.5
Advanced Space Programs	79.7	41.5
Eliminations	(1.6)	(1.0)

Total Revenues	$301.2	$261.2

Orbital’s second quarter 2008 revenues were $301.2 million, up 15% compared to second quarter 2007 revenues of $261.2 million, primarily due to significant revenue growth in the company’s advanced space programs and launch vehicles segments. Advanced space programs segment revenues grew $38.2 million, or 92%, driven by significant increases in contract activity on the Orion human spacecraft program for NASA and on national security satellite programs. Launch vehicles segment revenues increased $12.8 million, or 13%, principally due to increased contract activity on missile defense and space launch vehicle programs. In addition, the launch vehicles segment results include $4.0 million of revenues related to the recovery under U.S. Government contracts of certain costs that were incurred in connection with the U.S. Government investigation that was closed in the second quarter of 2008. Satellites and space systems segment revenues decreased $10.4 million, or 9%, primarily due to decreased activity on science and technology satellite contracts, partially offset by an increase in communications satellite revenues.
—more—

Orbital Reports Second Quarter 2008 Financial Results

Revenues by segment for the first six months were as follows (in millions):

	First Six Months
	2008	2007
Launch Vehicles	$220.3	$190.4
Satellites and Space Systems	214.5	222.8
Advanced Space Programs	152.3	67.8
Eliminations	(2.3)	(1.8)

Total Revenues	$584.8	$479.2

For the first half of 2008, Orbital reported $584.8 million in revenues, up 22% over the same period last year, primarily due to significant revenue growth in the company’s advanced space programs and launch vehicles segments. Advanced space programs segment revenues increased $84.5 million, or 125%, due to significant increases in contract activity on the Orion program and national security satellite programs. Launch vehicles segment revenues increased $29.9 million, or 16%, principally due to increased contract activity on missile defense and space launch vehicle programs, and revenues related to the closure of the U.S. Government investigation discussed above. Satellite and space systems segment revenues declined $8.3 million, or 4%, primarily due to decreased activity on science and technology contracts, partially offset by an increase in communications satellite revenues.
Operating Income
Operating income by segment for the second quarter was as follows (in millions):

	Second Quarter
	2008	2007
Launch Vehicles	$13.4	$10.5
Satellites and Space Systems	7.6	7.6
Advanced Space Programs	5.7	3.1
Corporate and Other	(0.2)	(0.3)

Total Operating Income	$26.5	$20.9

Orbital reported operating income of $26.5 million in the second quarter of 2008, up 27% compared to operating income of $20.9 million in the second quarter of 2007, due to higher operating income in the advanced space programs and launch vehicles segments. Advanced space programs segment operating income increased $2.6 million, or 80%, primarily due to increased contract activity on the Orion program. Launch vehicles segment operating income increased $2.9 million, or 27%, primarily due to increased contract activity on missile defense programs and the $4.0 million favorable profit adjustment recorded in connection with the closure of the U.S. Government investigation discussed above. The operating income improvements in the launch vehicles segment were partially offset by increased research and development expenses discussed below and by a decrease in space launch vehicle operating income due to cost increases on Pegasus contracts in the second quarter of 2008. Satellites and space systems segment operating income was unchanged at $7.6 million despite the decline in segment revenues, primarily
—more—

Orbital Reports Second Quarter 2008 Financial Results

due to higher operating profit margins from communications satellite contracts and a favorable $1.1 million adjustment recorded in the second quarter of 2008 pertaining to the settlement of a contract dispute.
The company’s research and development expenses totaled $10.2 million in the second quarter of 2008, a $6.3 million, or 162%, increase compared to the second quarter of 2007, that was primarily driven by activity in the Taurus II launch vehicle development program. Certain of the company’s research and development expenses are recoverable under U.S. Government contracts. In the second quarter of 2008, discretionary research and development expenses incurred in excess of amounts recovered under U.S. Government contracts resulted in a $1.7 million reduction in operating income in the launch vehicles segment. Operating income in the launch vehicles segment before these unrecovered research and development expenses was $15.1 million* in the second quarter of 2008, an increase of $4.6 million, or 44%, compared to the second quarter of 2007.
Operating income by segment for the first six months was as follows (in millions):

	First Six Months
	2008	2007
Launch Vehicles	$21.0	$18.4
Satellites and Space Systems	15.5	14.4
Advanced Space Programs	10.6	5.3
Corporate and Other	(0.6)	(0.7)

Total Operating Income	$46.5	$37.4

Orbital reported operating income of $46.5 million in the first half of 2008, up 24% compared to operating income of $37.4 million in the first half of 2007, due to higher operating income in the advanced space programs and launch vehicles segments. Advanced space programs segment operating income increased $5.3 million, or 100%, primarily due to increased contract activity on the Orion program. Launch vehicles segment operating income increased $2.6 million, or 14%, primarily due to increased contract activity on missile defense programs and the $4.0 million favorable profit adjustment recorded in connection with the closure of the U.S. Government investigation discussed above, offset partially by increased research and development expenses attributable to the Taurus II launch vehicle development program. Launch vehicles segment operating income for the first half of 2008 is net of $3.9 million of discretionary research and development expenses incurred in excess of amounts recovered under U.S. Government contracts. Satellites and space systems segment operating income increased $1.1 million, or 7%, driven by improved results from communications satellite contracts and a favorable $1.1 million adjustment recorded in the second quarter of 2008 pertaining to the settlement of a contract dispute.

*	This is a non-GAAP financial measure calculated by adding back the $1.7 million reduction attributable to the unrecovered research and development expense to launch vehicles segment reported operating income of $13.4 million. Management believes the presentation of launch vehicles segment operating income without the effect of the unrecovered research and development expenses provides a more meaningful perspective on the actual operating results for the segment.
—more—

Orbital Reports Second Quarter 2008 Financial Results

Net Income
Net income for the second quarter of 2008 was $25.8 million, or $0.43 diluted earnings per share, up from $13.8 million, or $0.23 diluted earnings per share, for the second quarter of 2007. Net income for the second quarter of 2008 included a $10.6 million charge to record the impairment of certain investments in auction rate securities. The income tax provision in the second quarter 2008 included $4.9 million of certain non-recurring income tax benefits primarily related to the TMS business unit that was sold in the second quarter of 2008. Net income for the second quarter of 2008 included income from discontinued operations of $15.0 million, or $0.25 per diluted share, which consisted primarily of a $14.8 million after-tax gain on the sale of the company’s TMS business unit. Diluted weighted-average shares outstanding decreased to 60.6 million in the second quarter of 2008 compared to 61.3 million in the second quarter of 2007, mainly due to share repurchases made by the company.
Net income for the first half of 2008, including income from discontinued operations, was $39.4 million, or $0.65 diluted earnings per share, up from $25.3 million, or $0.41 diluted earnings per share, for the first half of 2007.
Cash Flow and Balance Sheet
The company reported free cash flow of $13.3 million for the second quarter of 2008. Orbital’s unrestricted cash balance was $303.6 million as of June 30, 2008. The company’s cash flow was as follows (in millions):

	2008
	Second	First
	Quarter	Six Months
Net Cash Provided by Operating Activities	$18.4	$42.9
Capital Expenditures	(5.1)	(11.8)

Free Cash Flow	13.3	31.1
Net Proceeds from Sale of TMS Business Unit	39.9	39.9
Repurchase of Common Stock	(3.4)	(15.1)
Proceeds from Issuance of Common Stock and Other	9.5	11.9

Net Increase in Cash	59.3	67.8
Beginning Cash Balance	244.3	235.8

Ending Cash Balance	$303.6	$303.6

Summary balance sheet data as of June 30, 2008 was as follows (in millions):

Assets		Liabilities and Equity
Cash	$303.6	Current Liabilities	$233.2
Other Current Assets	283.8	Long-Term Debt and Other	150.1
Non-Current Assets	269.5	Stockholders’ Equity	473.6

Total Assets	$856.9	Total Liabilities and Equity	$856.9

—more—

Orbital Reports Second Quarter 2008 Financial Results

New Business Highlights
During the second quarter of 2008, Orbital received approximately $230 million in new firm contract bookings and $145 million in new option contract bookings. In addition, the company received approximately $50 million of option exercises under existing contracts. As of June 30, 2008, the company’s firm contract backlog was approximately $2.1 billion, and its total backlog (including options, indefinite-quantity contracts and undefinitized orders) was approximately $4.2 billion.
Operational Highlights
In the second quarter of 2008, Orbital carried out three major space missions and delivered two launch vehicles for operational missions to be carried out in the future. In April, Orbital’s Pegasus space launch vehicle successfully launched a U.S. Air Force satellite into low Earth-orbit, marking the 25th consecutive successful launch of Pegasus. Also in the second quarter, Orbital successfully launched a medium-range air-launched target rocket in support of a U.S. Missile Defense Agency test over the Pacific Ocean and supported the deployment of six company-built space payloads for a commercial customer. In addition to these operational missions, Orbital delivered a Coyote supersonic target vehicle and began final launch preparations for a Minotaur II target vehicle, both for upcoming missions.
In the second half of 2008, Orbital expects to carry out approximately 15 space missions and missile launches. Included in this total are the delivery and launch of three commercial communications satellites, two space launch vehicle missions with Pegasus and Minotaur rockets, the launch of an Orbital Boost Vehicle (OBV) missile interceptor, the deployment of one scientific satellite for NASA, and the launches of numerous long-, medium- and short-range target vehicles. Orbital also expects to deliver several other launch vehicles and space systems for future missions, including major elements of the first flight test unit for NASA’s Orion Launch Abort System and several additional OBV missile defense interceptors.
2008 Financial Guidance
The company updated its financial guidance for full year 2008, reflecting the sale of its TMS business, the related second quarter 2008 tax benefits and an improved profit outlook, as follows:

Full Year 2008	Current	Previous
Revenues (in millions)	$1,100 - $1,125	$1,160 - $1,185
Operating Income Margin	7.25% - 7.5%	7.0% - 7.5%
Adjusted Diluted Earnings per Share(1)	$0.93 - $0.97	$0.84 - $0.89
Free Cash Flow (in millions)	$80 - $85	$80 - $85

(1)	Adjusted diluted earnings per share from continuing operations exclude a $10.6 million investment impairment charge.
—more—

Orbital Reports Second Quarter 2008 Financial Results

Disclosure of Non-GAAP Financial Measures
Free cash flow is defined as GAAP (Generally Accepted Accounting Principles) net cash provided by operating activities (the most directly comparable GAAP financial measure) less capital expenditures for property, plant and equipment. A quantitative reconciliation of free cash flow to net cash provided by operating activities is included above in the section entitled “Cash Flow and Balance Sheet.” Management believes that the company’s presentation of free cash flow is useful because it provides investors with an important perspective on the company’s liquidity, financial flexibility and ability to fund operations and service debt. Orbital does not intend for this non-GAAP financial measure to be considered in isolation or as a substitute for the related GAAP measure. Other companies may define this measure differently.
Adjusted income from continuing operations for 2008 is defined as GAAP income from continuing operations (the most directly comparable GAAP financial measure) adjusted to exclude an investment impairment charge. Adjusted diluted earnings per share from continuing operations is equal to adjusted income from continuing operations divided by diluted shares. These measures are provided so investors can more easily compare 2008 results to 2007 results. The reconciliation of these financial measures is as follows (in millions, except per share data):

	Quarter Ended	Six Months Ended
	June 30, 2008	June 30, 2008
Reported Income from Continuing Operations	$10.8	$23.5
Add Investment Impairment Charge	10.6	10.6

Adjusted Income from Continuing Operations	$21.4	$34.1

Adjusted Diluted Earnings Per Share from Continuing Operations	$0.35	$0.57

About Orbital
Orbital develops and manufactures small rockets and space systems for commercial, military and civil government customers. The company’s primary products are satellites and launch vehicles, including low-Earth orbit, geosynchronous-Earth orbit and planetary spacecraft for communications, remote sensing, scientific and defense missions; human-rated space systems for Earth-orbit, lunar and other missions; ground- and air-launched rockets that deliver satellites into orbit; and missile defense systems that are used as interceptor and target vehicles. Orbital also provides satellite subsystems and space-related technical services to government agencies and laboratories.
—more—

Orbital Reports Second Quarter 2008 Financial Results

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release are forward-looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends and uncertainties that could cause the actual results or performance of the company to be materially different from the forward-looking statement. Uncertainty surrounding factors such as continued government support and funding for key space and defense programs, new product development programs, product performance and market acceptance of products and technologies, as well as other risk factors and business considerations described in the company’s SEC filings, including its annual report on Form 10-K, could impact Orbital’s actual financial and operational results. Orbital assumes no obligation to update the information contained in this press release.
A transcript of the earnings teleconference call will be available on Orbital’s website at http://www.orbital.com/Investor.
— attachments below —
—more—

Orbital Reports Second Quarter 2008 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(in thousands, except per share data)

	Second Quarter
	2008	2007
Revenues	$301,223	$261,214
Cost of revenues	242,789	217,278
Research and development expenses	10,202	3,944
Selling, general and administrative expenses	21,745	19,074

Income from operations	26,487	20,918
Investment impairment charge	(10,600)	—
Interest income and other	1,452	3,064
Interest expense	(1,098)	(1,117)

Income before income taxes	16,241	22,865
Income taxes	(5,459)	(9,380)

Income from continuing operations	10,782	13,485
Discontinued operations, net of taxes*:
Income from operations	169	345
Gain on sale of business	14,800	—

Income from discontinued operations, net of taxes	14,969	345

Net income	$25,751	$13,830

Basic income per share:
Continuing operations	$0.18	$0.23
Discontinued operations	0.26	—

Net income	$0.44	$0.23

Diluted income per share:
Continuing operations	$0.18	$0.22
Discontinued operations	0.25	0.01

Net income	$0.43	$0.23

Shares used in computing basic income per share	58,656	59,479
Shares used in computing diluted income per share	60,557	61,296

*	Certain amounts in the company’s income statements have been reclassified as discontinued operations to give effect to the sale of the TMS business unit that occurred in the second quarter of 2008.
—more—

Orbital Reports Second Quarter 2008 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Income Statements
(in thousands, except per share data)

	First Six Months
	2008	2007
Revenues	$584,768	$479,160
Cost of revenues	477,471	397,916
Research and development expenses	18,406	6,172
Selling, general and administrative expenses	42,413	37,655

Income from operations	46,478	37,417
Investment impairment charge	(10,600)	—
Interest income and other	3,838	6,075
Interest expense	(2,143)	(2,265)

Income before income taxes	37,573	41,227
Income taxes	(14,058)	(16,914)

Income from continuing operations	23,515	24,313
Discontinued operations, net of taxes*:
Income from operations	1,118	969
Gain on sale of business	14,800	—

Income from discontinued operations, net of taxes	15,918	969

Net income	$39,433	$25,282

Basic income per share:
Continuing operations	$0.40	$0.41
Discontinued operations	0.27	0.02

Net income	$0.67	$0.43

Diluted income per share:
Continuing operations	$0.39	$0.40
Discontinued operations	0.26	0.01

Net income	$0.65	$0.41

Shares used in computing basic income per share	58,575	59,286
Shares used in computing diluted income per share	60,283	61,126

*	Certain amounts in the company’s income statements have been reclassified as discontinued operations to give effect to the sale of the TMS business unit that occurred in the second quarter of 2008.
—more—

Orbital Reports Second Quarter 2008 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2008	2007
Assets
Cash	$303,558	$235,822
Receivables, net	209,581	183,507
Inventory	25,795	26,549
Deferred income taxes, net	44,212	44,420
Other current assets	4,238	5,508

Total current assets	587,384	495,806
Non-current investments	22,600	28,000
Property, plant and equipment, net	99,672	95,713
Goodwill	55,551	55,551
Deferred income taxes, net	83,828	103,792
Other non-current assets	7,854	9,456

Total Assets	$856,889	$788,318

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$175,625	$131,805
Deferred revenues and customer advances	57,551	79,339

Total current liabilities	233,176	211,144
Long-term debt	143,750	143,750
Other non-current liabilities	6,379	325
Total stockholders’ equity	473,584	433,099

Total Liabilities and Stockholders’ Equity	$856,889	$788,318

—more—

Orbital Reports Second Quarter 2008 Financial Results

ORBITAL SCIENCES CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)

	June 30, 2008
	Second Quarter	Six Months
Net income	$25,751	$39,433
Gain on sale of business, net of tax	(14,800)	(14,800)
Impairment of non-current investments	10,600	10,600
Depreciation	4,621	9,156
Deferred taxes	3,144	10,927
Changes in assets and liabilities	(13,039)	(16,656)
Other	2,097	4,263

Net cash provided by operating activities	18,374	42,923

Capital expenditures	(5,119)	(11,855)
Net proceeds from sale of business	39,882	39,882
Net proceeds from sale of property	2,193	2,193
Other	1,081	1,081

Net cash provided by investing activities	38,037	31,301

Repurchase of common stock	(3,350)	(15,131)
Net proceeds from issuance of common stock	4,560	6,216
Other	1,684	2,427

Net cash provided by (used in) financing activities	2,894	(6,488)

Net increase in cash	59,305	67,736
Cash, beginning of period	244,253	235,822

Cash, end of period	$303,558	$303,558

# # #